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                                                                       Exhibit C

                              STANDSTILL AGREEMENT

         This STANDSTILL AGREEMENT, dated as of December 21, 2001 (this "Agreement"), is entered into by and among Aviall, Inc., a Delaware corporation (the "Company"), Carlyle Partners III, L.P., a Delaware limited partnership ("CPIII"), and CP III Coinvestment L.P., a Delaware limited partnership ("CPIII Co." together with CPIII, the "Carlyle Funds"). CPIII and CPIII Co. are sometimes referred to herein individually as an "Investor" and collectively, as the "Investors".

         WHEREAS, the Investors and the Company have entered into a Securities Purchase Agreement, dated December 17, 2001 (the "Purchase Agreement");

         WHEREAS, an affiliate of the Investors and the Company and other purchasers named therein have entered into a Note Purchase Agreement, dated December 17, 2001 (the "Note Purchase Agreement");

         WHEREAS, as a condition to the consummation of the Purchase Agreement, the Company desires that the Investors make certain representations, warranties, covenants and agreements as set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement and in the Note Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.     Definitions.  Capitalized  terms used herein but not otherwise
                -----------
defined herein shall have the meaning ascribed thereto in the Purchase
Agreement.

         2.     Representations and Warranties of Each Investor. To induce the
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Company to enter into this Agreement, the Purchase Agreement and the Note
Purchase Agreement and to consummate the transactions contemplated hereby and thereby, each Investor represents and warrants to the Company as follows:

                2.1 Binding Agreement. The execution, delivery and performance
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         of this Agreement by such Investor and the consummation by such
         Investor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor, and, assuming the valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                2.2 Execution; No Violations. The execution and delivery of this
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         Agreement by such Investor does not, and the consummation by such
         Investor of the transactions contemplated hereby will not: (a) violate or conflict with the organizational documents of such Investor or any agreement, order, injunction, decree, or judgment to which such Investor is a party or by which such Investor or any of its respective properties is bound; or (b) violate any law, rule or regulation applicable to such Investor.

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                  2.3 Governmental and Other Consents. No consent, approval or
                      -------------------------------
         authorization of, or designation, registration, declaration or filing with, any governmental entity or third Person is required on the part of such Investor in connection with the execution or delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

                  2.4 Share Ownership. Such Investor does not own any voting
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         securities of the Company, or any securities convertible into or exchangeable or exercisable for any voting securities of the Company, or which, upon redemption thereof could result in such Investor or any of its Affiliates receiving any voting securities of the Company, or options, warrants, contractual rights or other rights of any kind to acquire or vote any voting securities of the Company (collectively, the "Voting Securities"), except those securities acquired pursuant to the Purchase Agreement, the Note Purchase Agreement or issuable upon conversion of the securities acquired pursuant to the Purchase Agreement (the "Company Shares").

         3.       Standstill Arrangements.
                  -----------------------

                  3.1 Acquisition of Additional Voting Securities. Each Investor
                      -------------------------------------------
         hereby covenants and agrees that prior to the Termination Date (as hereinafter defined), neither such Investor nor any of its controlled Affiliates will, without the prior approval of the Board of Directors of the Company, directly or indirectly, purchase or otherwise acquire (other than pursuant to a stock split or stock dividend) or make any proposal, other than a confidential proposal to the Board of Directors of the Company, to or agree to acquire, or become or agree to become the beneficial owner of, more than 5% of the outstanding Voting Securities, other than (i) the Company Shares; (ii) any Voting Securities acquired through the exercise, conversion or exchange of the Company Shares (the "Conversion Shares"), (iii) any Voting Securities acquired through the exercise, conversion or exchange of the Conversion Shares (together with the Company Shares and the Conversion Shares, the "Investor Shares") or (iv) any voting securities issued as dividends on or otherwise issued in exchange or in consideration of or with respect to the Investor Shares (the "Dividend Shares") or shares issued as dividends on the Dividend Shares or in exchange for or in respect of the Dividend Shares.

                  3.2 Prohibited Actions. Each Investor hereby agrees that prior
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         to the Termination Date, neither such Investor nor any of its
         Affiliates will, without the prior approval of the board of Directors of the Company, directly or indirectly, solicit, request, advise, assist or encourage others to, take any of the following actions:

                      (a) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to Voting Securities or deposit any Voting Securities in a voting trust or similar arrangement or subject any Voting Securities to any voting agreement or pooling arrangement, other than with one or more Affiliates of such Investor with respect to the Company Shares or with one or more beneficial owners of the Company Shares that does not own any Voting Securities other than the Company Shares;

                      (b) solicit proxies or written consents of stockholders with respect to Voting Securities (other than the Investor Shares) under any circumstances, or make, or in any way participate in, any "solicitation" of any "proxy" to vote any Voting Securities (other than conducted by the Company), or become a "participant" in any election contest with

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                  respect to the Company (as such terms are defined or used in
                  Rules 14a-1 and 14a-11 under the Exchange Act) other than an election contest related to election of members of the Board of Directors elected solely by the holders of the Investor Shares;

                      (c) seek to call, or request the call of, a special meeting of the stockholders of the Company (other than as contemplated by the Purchase Agreement) or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company that has not first been presented to the Board of Directors;

                      (d) commence, or announce any intention to commence, any tender offer for any Voting Securities;

                      (e) make, announce any intention or desire to make, or facilitate the making of, any proposal (other than a confidential proposal to the Company) or bid with respect to
                  (i) the acquisition of any substantial portion of the assets of the Company or of the assets or stock of any of its subsidiaries or of all or any portion of the outstanding Voting Securities, or (ii) any merger, consolidation, other business combination, restructuring, recapitalization or liquidation involving the Company or any of its subsidiaries;

                      (f) knowingly arrange, or in any way knowingly participate in, any financing for any transaction referred to in clauses 3(a) through 3(e) above; or

                      (g) make any request, or otherwise seek (in any fashion that would require public disclosure by the Company, such Investor or their respective Affiliates) to obtain any waiver or amendment of any provision of this Agreement or take any action restricted hereby.

         4.       Termination.  This Agreement shall terminate with respect to a
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particular Investor on the date that such Investor and its Affiliates no longer own Voting Securities representing at least 15% of the outstanding Voting Securities of the Company (the "Termination Date").

         5.       Remedies. Each party hereto hereby acknowledges and agrees
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that irreparable harm would occur in the event any of the provisions of this
Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are waived. All rights and remedies under this Agreement are cumulative, not exclusive, and shall be in addition to all rights and remedies available to either party at law or in equity.

         6.       Jurisdiction; Venue. The parties hereto hereby irrevocably and
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unconditionally consent to and submit to the jurisdiction of the courts of the
State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree that service of any process, summons, notice or document by U.S. certified mail to the respective addresses set forth in Section 11 hereof shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, or the transactions contemplated hereby, in the courts of the States of New York or the United States of America located in the State of

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New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

         8.       Entire Agreement.  This Agreement contains the entire
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understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

         9.       Headings.  Descriptive headings are for convenience only and
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shall not control or affect the meaning or construction of any provision of this
Agreement.

         10.      Number; Gender.  Whenever the singular number is used herein,
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the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         11.      Notices. All notices, consents, requests, instructions,
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approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and sent by U.S. certified mail, return receipt requested:

                  if to the Company:          Aviall, Inc.
                                              2750 Regent Boulevard
                                              DFW Airport, Texas 75261
                                              Attention: Jeffrey J. Murphy

                  with a copy to:             Haynes and Boone, LLP
                                              901 Main Street
                                              Suite 3100
                                              Dallas, Texas 75202
                                              Attention: Janice V. Sharry, Esq.

                  if to CPIII or CPIII Co:    The Carlyle Group
                                              1001 Pennsylvania Avenue, NW
                                              Washington, DC 20004
                                              Attention: Allan M. Holt
                                                         Peter J. Clare

                  with a copy to:             Latham & Watkins
                                              555 Eleventh Street, NW
                                              Suite 1000
                                              Washington, DC 20004
                                              Attention: Daniel Lennon

         12.      Enforceability. If any term, provision, covenant or
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restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby the stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

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         13.      Law Governing.  This Agreement shall be governed by and
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construed and enforced in accordance  with the laws of the State of New York, without regard to any conflict of laws provisions thereof.

         14.      Binding Effect; No Assignment. This Agreement shall be binding
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upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Neither party to this Agreement may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party. Any such attempted assignment shall be null and void.

         15.      Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.      Section Headings.  The headings contained in this Agreement
                  ----------------
are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.

                                AVIALL, INC.



                                By: /s/ Jeffrey J. Murphy
                                    ---------------------
                                    Name:  Jeffrey J. Murphy
                                    Title: Senior Vice President, Law and Human
                                           Resources, Secretary and General
                                           Counsel

                                CARLYLE PARTNERS III, L.P.

                                By: TC GROUP III, L.P.,
                                    its general partner

                                By: TC GROUP III, L.L.C.,
                                    its general partner

                                By: TC Group, L.L.C.,
                                    its sole member

                                By: TCG Holdings, L.L.C.
                                    its managing member

                                    By: /s/ Peter J. Clare
                                        ------------------
                                        Name:  Peter J. Clare
                                        Title: Managing Director

                                CP III COINVESTMENTS, L.P.,

                                By: TC GROUP III, L.P.,
                                    its general partner

                                By: TC GROUP III, L.L.C.,
                                    its general partner

                                By: TC Group, L.L.C.,
                                    its sole member

                                By: TCG Holdings, L.L.C.
                                    its managing member

                                    By: /s/ Peter J. Clare
                                        ------------------
                                        Name:  Peter J. Clare
                                        Title: Managing Director

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